Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2023, with respect to the consolidated financial statements of Surgalign Holdings, Inc. included in the Current Report of Xtant Medical Holdings, Inc. on Form 8-K filed on October 26, 2023. We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

April 1, 2024